UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 15, 2004


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

  Commission file number

  Delaware                                              72-1525702
  --------                                              ----------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
  of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)


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ITEM  5.     Other Events and Regulation FD Disclosure

We have been taking steps to broaden our management team in anticipation of significant future growth. As part of our plan to strengthen our management team, on March 15, 2004 we announced that H. Kenneth Edge has been appointed as the company's new President and will also serve as a member of our board of directors. Mr. Edge was formerly Executive Vice President at ABM Industries Incorporated (NYSE:ABM), the country's largest publicly traded facilities services contractor, where he was responsible for all domestic and international sales and marketing. While at ABM, Mr. Edge developed and implemented sales strategies and plans that resulted in revenue growth from $325 million to $1.2 billion during his tenure. He joined Aegis as Executive Director of Sales earlier this year. In his new role as President, Mr. Edge will be responsible for overseeing the performance and strategic growth of the company's operations, including product development, marketing, sales and manufacturing.

Additionally, on March 15, 2004 the company announced that Michael McBride has been appointed to the board of directors as an outside director. His business experience and financial acumen make him an important addition to our board and augment the financial experience we gained last month when David Smith was appointed as our new Chief Financial Officer. Mr. Smith has been working with the company since February 2003 to shape and manage the company's overall financial strategy and has extensive experience in working with growing technology companies. He is a 1975 graduate of Baylor University and has been a CPA for over 25 years.

On March 16, 2004 we announced that the U.S. Department of Justice/NIJ Office of Law Enforcement Technology Commercialization (OLETC) is working with us to bring the company's SafetyNet(TM) Radio Bridge technology to the law enforcement market. OLETC, a program of the U.S. Department of Justice's National Institute of Justice (NIJ) Office of Science and Technology, works to commercialize technology to help law enforcement and corrections officers do their jobs more efficiently and safely. The program is designed to identify and commercialize innovative technology for use by the law enforcement community. The program provides support through every stage of technology transfer and commercialization, including marketing assessments, commercialization planning and capital access.

Partnering with OLETC will give us the ability to draw on the experience and advice of experts in major areas of commercialization expertise to bring our products into the law enforcement market. Our Chief Operating Officer completed OLETC's latest Commercialization Planning Workshop(R) which was held in Albuquerque, New Mexico during the week of March 8-12. The event was limited to twelve technology innovators and represented emerging technologies offering solutions to operational requirements identified by law enforcement professionals.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
Secretary and Chief Operating Officer